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                                                                    EXHIBIT 23.1


                           [Arthur Andersen LLP Logo]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 7, 2000 (except with respect to the matter discussed in Note 13 therein, as to which the date is April 12, 2000) included in Jos. A. Bank Clothiers, Inc. and subsidiaries' Form 10-K for the year ended January 29, 2000, and to all references to our Firm included in this Registration Statement.

                                            ARTHUR ANDERSEN LLP


                                            /s/ Arthur Andersen LLP


Baltimore, Maryland
March 21, 2001


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